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                                                                    EXHIBIT 10.4

                        APW LTD. FISCAL 2001 BONUS PLAN


Plan Concept:             Company officers will be paid bonuses based on
                          improvement in specified measurements during each six-month bonus period.

Measurements:             Adjusted EVA at the corporate level and CMM at the
                          operating level. Adjusted EVA is calculated at the corporate level as follows:
                            Net Operating Profit After Tax - Capital Changes.
                          CMM is calculated at the operating level as EBITA - 20% net assets.

                          Base Adjusted EVA for the six-month period ending February 28, 2001 is $5,637,000 and for the six-month period ending August 31, 2001 is $15,936,000

                          Base CMM for North America for the six-month period ending February 28, 2001 is $23,893,000 and for the six-month period ending August 31, 2001 is $28,795,000.

                          Base CMM for outside North America for the six-month period ending February 28, 2001 is $76,000 and for the six-month period ending August 31, 2001 is $135,000.

Applicable Measurements:  For William J. Albrecht and Guus Boel the applicable measurements are 1/3rd regional CMM and 2/3rds Corporate Adjusted EVA.

                          For other corporate officers the applicable measure is 100% Corporate Adjusted EVA.

Bonus Awards:             A bonus award is an initial dollar amount each
                          executive receives which is to be multiplied by the bonus multiplier (below) to determine the actual bonus to be paid. The bonus award is made for one year, and one-half of each bonus award is to be used for each six-month bonus period.

Bonus Multiplier:         The bonus paid to each officer for each six-month
                          bonus period is obtained by multiplying the applicable amount of the bonus award by the following bonus multiplier:

                          Improvement in Adjusted
                          EVA or CMM ratio during
                          six month period          0.8  1.0  1.25  1.50  1.75

                          Bonus multiplier            -  0.2   1.1   2.0   2.9


There is no cap on the amount of bonus which can be paid during a bonus period.